DEMAND NOTE ASSIGNMENT

This Demand Note Assignment (this "Assignment"), dated as of July 31, 2021, is made and entered into by and among GlassBridge Enterprises, Inc., a Delaware corporation ("Assignor"), Fintech Debt Corp., a Delaware corporation ("Assignee") and Sport-BLX, Inc., a Delaware corporation (the "Company").

WHEREAS, Assignor is the owner of those certain Demand Notes made by the Company set forth on Schedule A hereto, in the aggregate principal amount of $4,176,102.11 (collectively, the "Notes");

WHEREAS, as of the date hereof, the unpaid principal, accrued interest, fees and other payments owed under the Notes is equal to $4,572,950.89 (the "Company Obligations"); and

WHEREAS, Assignor desires to transfer all of its right, title and interest in the Company Obligations (the "Transferred Obligation Amount") to Assignee, and Assignee wishes to accept the Transferred Obligation Amount.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Conveyance. Upon Assignee's payment of $400,000 by wire transfer to a bank account designated by Assignor, Assignor hereby grants, conveys, transfers and assigns to Assignee as of the date hereof, all of its right, title and interest in and to the Transferred Obligation Amount, free and clear of all liens, claims and encumbrances, and Assignee hereby accepts the Transferred Obligation Amount. For the avoidance of doubt, Assignee shall be entitled to exercise all rights of the "Lender" under the Notes appurtenant to the Transferred Obligation Amount. Assignor hereby waives, releases, relieves and forever discharges the Company from any and all causes of action, liabilities, claims or other demands of any kind or character which it may have against the Company with respect to the Notes whether arising prior to or after the date hereof.

2. Acknowledgment of the Company. The Company acknowledges the assignment of the Transferred Obligation Amount from Assignor to Assignee and that Assignee shall be entitled to exercise all rights of the "Lender" under the Notes appurtenant to the Transferred Obligation Amount. The Company also agrees that all payments of the Transferred Obligation Amount and related notices shall be made to Assignee.

3. Entire Agreement. This Assignment and the documents referred to herein constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede any prior understandings, agreements, or representations between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

4. Further Assurances. Assignor, Assignee and the Company agree to take all further actions, and to do all things necessary, proper or advisable (including the execution of any additional documents, consents and instruments), as may be reasonably required or requested by the other party in order to give effect to the intent of the parties as expressed herein.

5. Controlling Law; Counterparts; Amendment. This Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule that would cause the laws of any jurisdiction other than the State of New York to be applied. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Facsimile and e-mail signatures shall be deemed an original. This Assignment may not be amended, modified or supplemented except by a written agreement of the parties. This Assignment shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, executors, personal representatives, successors and assigns. The Company is an intended beneficiary of, and may enforce the terms of, this Assignment.

[The balance of this page is intentionally left blank.]

IN WITNESS WHEREOF, Assignor, Assignee and the Company have executed this Assignment as of the date first set forth above.

ASSIGNOR:

GLASSBRIDGE ENTERPRISES, INC.

By: ______________________
Name: Daniel Strauss
Title: CEO

ASSIGNEE:

FINTECH DEBT CORP.

By: Peter Rawlins
Name: Peter Rawlins
Title: Director

COMPANY:

SPORT-BLX, INC.

By: ______________________
Name: George Hall
Title: CEO

SCHEDULE A

Demand Notes

1. Note dated October 1, 2019, in the principal amount of $1,017,500
2. Note dated November 14, 2019, in the principal amount of $500,000
3. Note dated November 26, 2019, in the principal amount of $100,000
4. Note dated December 10, 2019, in the principal amount of $100,000
5. Note dated December 19, 2019, in the principal amount of $32,500
6. Note dated December 27, 2019, in the principal amount of $250,000
7. Note dated January 15, 2020, in the principal amount of $50,000
8. Note dated January 29, 2020, in the principal amount of $150,000
9. Note dated January 31, 2020, in the principal amount of $10,000
10. Note dated February 14, 2020, in the principal amount of $50,000
11. Note dated March 13, 2020, in the principal amount of $150,000
12. Note dated May 1, 2020, in the principal amount of $35,000
13. Note dated May 1, 2020, in the principal amount of $5,000
14. Note dated May 14, 2020, in the principal amount of $120,000
15. Note dated September 15, 2020, in the principal amount of $145,000
16. Note dated September 15, 2020, in the principal amount of $55,000
17. Note dated November 10, 2020, in the principal amount of $20,000
18. Note dated November 13, 2020, in the principal amount of $50,000
19. Note dated November 16, 2020, in the principal amount of $10,000
20. Note dated December 1, 2020, in the principal amount of $40,000
21. Note dated December 14, 2020, in the principal amount of $200,000
22. Note dated December 21, 2020, in the principal amount of $26,000

23. Note dated December 30, 2020, in the principal amount of $25,000
24. Note dated December 30, 2020, in the principal amount of $90,000
25. Note dated January 15, 2021, in the principal amount of $110,000
26. Note dated January 25, 2021, in the principal amount of $20,000
27. Note dated February 9, 2021, in the principal amount of $15,000
28. Note dated February 16, 2021, in the principal amount of $50,000
29. Note dated February 17, 2021, in the principal amount of $15,000
30. Note dated February 22, 2021, in the principal amount of $25,000
31. Note dated March 10, 2021, in the principal amount of $115,000
32. Note dated March 12, 2021, in the principal amount of $20,000
33. Note dated March 29, 2021, in the principal amount of $20,000
34. Note dated March 29, 2021, in the principal amount of $20,000
35. Note dated April 15, 2021, in the principal amount of $110,000
36. Note dated April 29, 2021, in the principal amount of $10,000
37. Note dated May 14, 2021, in the principal amount of $110,000
38. Note dated May 21, 2021, in the principal amount of $10,000
39. Note dated June 4, 2021, in the principal amount of $4,000
40. Note dated June 15, 2021, in the principal amount of $45,000
41. Note dated June 18, 2021, in the principal amount of $40,000
42. Note dated July 9, 2021, in the principal amount of $15,000
43. Note dated July 15, 2021, in the principal amount of $51,000
44. Note dated July 22, 2021, in the principal amount of $75,000
45. Note dated July 30, 2021, in the principal amount of $190,102.11